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                                                                     EXHIBIT 4.1



                             A DELAWARE CORPORATION





CERT. NO.                                                          NO. OF SHARES


                              TRAVELOCITY.COM INC.

                     Common Stock, Par Value $.001 Per Share






                               NAME OF SHAREHOLDER

                               NUMBER OF SHARES

                                  COMMON STOCK










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   TERRELL B. JONES, PRESIDENT         ANDREW  B. STEINBERG, CORPORATE SECRETARY